UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 24, 2019

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 814-00201, 943346760
(Jurisdiction of Incorporation) (Commission File Number) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY 10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MVC	New York Stock Exchange
Senior Notes	MVCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 24, 2019, the Fund held its Annual Meeting of Stockholders.  During this meeting, our stockholders were asked to consider and vote upon two proposals: (1) to elect nine nominees to serve as members of the Board of Directors of the Fund to serve for a term of one year until the next annual meeting of stockholders; and (2) to ratify the selection of Grant Thornton LLP as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2019.

For each proposal, the final shareholder voting results were as follows:

Proposal 1: Election of nine directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Emilio Dominianni	6,987,843	2,838,240	6,255,942
Phillip Goldstein	8,705,122	1,120,961	6,255,942
Gerald Hellerman	6,129,113	3,696,970	6,255,942
Warren Holtsberg	7,153,298	2,672,785	6,255,942
Douglass Kass	9,736,443	89,640	6,255,942
Robert Knapp	8,073,836	1,752,247	6,255,942
Scott Krase	9,746,446	79,637	6,255,942
William Taylor	7,118,910	2,707,173	6,255,942
Michael Tokarz	7,161,622	2,664,461	6,255,942

Proposal 2: Ratification of the selection of Grant Thornton LLP as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,998,245	51,642	32,138	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman
Dated:  June 26, 2019